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                                                                     Exhibit 4.8


                              CERTIFICATE OF TRUST
                                       OF
                           HOUSEHOLD CAPITAL TRUST II
                           --------------------------


     This Certificate of Trust of Household Capital Trust II (the "Trust"), dated May 7, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. (S)3801 et seq.).

     1. Name. The name of the business trust formed hereby is Household Capital Trust II.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration.

     3. Counterparts. This Certificate may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                          WILMINGTON TRUST COMPANY
                                          as Trustee


                                          By: /s/ Emmett R. Harmon
                                              ---------------------------------
                                               Name:  Emmett R. Harmon
                                               Title: Vice President



                                              /s/ Edgar Ancona
                                          -------------------------------------
                                          Edgar Ancona, as trustee



                                              /s/ B. B. Moss, Jr.
                                          -------------------------------------
                                          B. B. Moss, Jr., as trustee